Second Quarter 2026 Earnings Results July 28, 2026

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Second quarter sales were $2,023 million, up nine percent compared to last year driven by continued strength in Utility and shipments aligning to retail coupled with positive price and lower promotions.
•Second quarter reported diluted earnings per share was $1.82; adjusted diluted earnings per share was $1.97.
•Second quarter market share gains in off-road vehicles (ORV).
•Total Polaris retail sales for the quarter, excluding Youth, were up four percent versus last year. ORV retail sales were up five percent, excluding Youth.
•The Company's second quarter results include $74 million of tariff refunds, which benefited adjusted EPS by $0.96.
•Polaris is raising full year 2026 guidance to adjusted EPS of $3.00 to $3.10 from $1.60 to $1.70.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended June 30, 2026	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,022.8	9%
Gross profit margin	23.6%	+426 bps	23.9%	+446 bps
Total operating expenses	$346.3	(12)%
Net income attributable to Polaris	$106.4	NM	$115.0	402%
Net income attributable to Polaris margin . . . . . . . . . . . .	5.3%	+954 bps
Adjusted EBITDA margin*			11.8%	+540 bps
Diluted EPS attributable to Polaris	$1.82	NM	$1.97	393%

NM = Not meaningful
*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
"Our strong second quarter results reflect the disciplined execution of our strategy and the hard work of the Polaris team. The underlying strength of our business is evident in our continued share gains, healthy dealer network and the growing benefits from the actions we've taken to optimize our portfolio and operations. Given our first-half performance and with the momentum we're building, we're raising our full-year guidance and remain confident in our ability to deliver long-term profitable growth and shareholder value."

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (July 28, 2026) - Polaris Inc. (NYSE: PII) (the "Company") today released second quarter 2026 results. For the second quarter, the Company reported worldwide sales of $2,023 million, up nine percent versus the second quarter of 2025. North America sales of $1,755 million represented 87 percent of total Company sales and increased 11 percent from $1,584 million in the second quarter of 2025. International sales of $268 million represented 13 percent of total Company sales and were down almost one percent versus the second quarter of 2025. Total Company sales in the second quarter of 2026 were positively impacted by higher shipment volumes and positive net price.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Second Quarter 2026 Earnings Results
Gross profit margin increased 426 basis points to 23.6 percent for the second quarter, as compared to the second quarter of 2025. Adjusted gross profit margin of 23.9 percent increased 446 basis points primarily driven by tariff refunds, net price and mix offsetting higher tariff expense compared to the second quarter of 2025.

Operating expenses were $346 million in the second quarter of 2026, compared to $395 million in the second quarter of 2025 as the prior-year period included an impairment charge of $52.6 million. Operating expenses as a percentage of sales were 17.1 percent, down 419 basis points in the second quarter of 2026 compared to the second quarter of 2025.

For the second quarter, net income attributable to Polaris was $106 million, or $1.82 per diluted share, compared to a net loss attributable to Polaris of $79 million, or $1.39 net loss per diluted share in the second quarter of 2025. Adjusted net income attributable to Polaris for the quarter was $115 million and adjusted EPS was $1.97.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025	Change
Polaris Powersports	$1,715.2	$1,460.2	17%	25.1%	20.6%	+442 bps
Marine	$179.5	$155.3	16%	17.3%	17.1%	+21 bps
Aixam & Goupil	$85.8	$81.2	6%	28.7%	26.3%	+242 bps
Corporate	$42.3	$156.0	NM

Polaris Powersports segment results were primarily driven by these factors:
•Sales were driven by higher shipment volumes and positive net price.
•PG&A sales increased 21 percent.
•Gross profit margin performance was driven by higher net price and positive product mix offsetting higher tariff expense. Results include a tariff refund of approximately $66 million.
•Polaris North America ORV unit retail sales were up mid-single digits. Estimated North America industry ORV unit retail sales were up low-single digits percent.

Marine segment results were primarily driven by these factors:
•Sales were driven by higher shipments within the pontoon business and positive product mix.
•Gross profit margin performance was impacted by positive product mix.

Aixam & Goupil segment results were primarily driven by these factors:
•Sales were driven by higher Goupil shipments.
•PG&A sales increased two percent.
•Gross profit margin performance was driven by lower warranty expense and increased leverage of fixed costs as a result of higher sales volumes.

Corporate includes results related to previously divested businesses and related transition services and supply agreements.

2026 BUSINESS OUTLOOK
The Company is raising 2026 full year adjusted sales and adjusted EPS guidance. The Company now expects 2026 adjusted sales to be between $7.30 billion to $7.50 billion versus prior guidance of $7.15 billion to $7.30 billion. The Company now expects adjusted EPS of $3.00 to $3.10 versus prior guidance of $1.60 to $1.70, of which approximately $0.96 is attributed to the benefit of tariff refunds recorded in the second quarter of 2026.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 2

Second Quarter 2026 Earnings Results
The Company has not provided reconciliations of guidance for adjusted sales or earnings per share in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call materials contain certain non-GAAP financial measures, including “adjusted" sales, gross profit margin, (loss) income before income taxes, net (loss) income attributed to Polaris Inc., diluted EPS attributed to Polaris Inc., EPS attributed to Polaris Inc., EBITDA, EBITDA margin, and free cash flow and “operational adjusted” gross profit margin, EBITDA margin, EPS attributed to Polaris, Inc. as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this presentation. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 8:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2026 second quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 0006420. A replay of the webcast will be available by accessing the same link on our website at ir.polaris.com or by phone dialing 1-855-669-9658 in the U.S., or 1-412-317-0088 internationally using access code 2239806.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) has been defining and redefining outdoor adventure since 1954. Polaris delivers industry-shaping off-road vehicles, snowmobiles, boats, military, quadricycles, and commercial transportation vehicles, along with an expansive portfolio of parts, garments, and accessories. Its lineup includes some of the most iconic brands in powersports including the RANGER, RZR, Polaris XPEDITION, Bennington pontoons, Slingshot, and more. Headquartered in Minnesota and serving customers in nearly 100 countries, Polaris continues to set the standard for performance, quality, and unmatched service. Explore more at www.polaris.com.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2026 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives, including its supply chain localization strategy; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions, and to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to realize anticipated cost savings and margin improvements from lean manufacturing, operational efficiency, and portfolio optimization initiatives; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; freight and tariff costs (including the timing, amount and finality of tariff relief or other opportunities to mitigate tariffs, particularly in light of the policies of the current presidential administration and retaliatory actions in response thereto); the Company’s ability to derive the expected benefits from the Indian Motorcycle separation including the separation being accretive, within the expected timeline or at all; environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only Polaris Powersports and Marine in North America, unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

Second Quarter 2026 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Sales	$2,022.8	$1,852.7	$3,681.5	$3,388.5
Cost of sales	1,544.5	1,493.5	2,868.4	2,784.3
Gross profit	478.3	359.2	813.1	604.2
Operating expenses:
Selling and marketing	112.3	124.6	225.9	242.2
Research and development	93.6	90.3	175.9	173.2
General and administrative	142.9	127.4	305.4	230.1
Goodwill impairment	—	52.6	—	52.6
(Gain) loss on disposal groups	(2.5)	—	29.1	—
Total operating expenses	346.3	394.9	736.3	698.1
Income from financial services	16.8	22.8	32.9	44.9
Operating income (loss)	148.8	(12.9)	109.7	(49.0)
Non-operating expense:
Interest expense	33.7	33.2	64.1	67.3
Other (income) expense, net	(18.3)	46.5	(30.1)	47.4
Income (loss) before income taxes	133.4	(92.6)	75.7	(163.7)
Provision (benefit) for income taxes	26.8	(13.5)	16.3	(17.9)
Net income (loss)	106.6	(79.1)	59.4	(145.8)
Net income attributable to noncontrolling interest	(0.2)	(0.2)	(0.4)	(0.3)
Net income (loss) attributable to Polaris Inc.	$106.4	$(79.3)	$59.0	$(146.1)

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Basic	$1.85	$(1.39)	$1.03	$(2.57)
Diluted	$1.82	$(1.39)	$1.01	$(2.57)
Weighted average shares outstanding:
Basic	57.5	57.0	57.4	56.9
Diluted	58.3	57.0	58.3	56.9

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

Second Quarter 2026 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	June 30, 2026	June 30, 2025

Assets
Current assets:
Cash and cash equivalents	$302.1	$324.3
Trade receivables, net	284.9	225.2
Inventories, net	1,566.0	1,698.0
Prepaid expenses and other	360.4	320.6
Income taxes receivable	29.3	44.8
Current assets held for sale	25.0	—
Total current assets	2,567.7	2,612.9
Property and equipment, net	975.5	1,147.1
Investment in finance affiliate	130.6	142.9
Deferred tax assets	530.7	406.2
Goodwill and other intangible assets, net	790.2	880.8
Operating lease assets	106.6	124.5
Other long-term assets	98.1	73.6
Total assets	$5,199.4	$5,388.0
Liabilities and Equity
Current liabilities:
Current financing obligations	$34.8	$434.5
Accounts payable	883.0	773.9
Accrued expenses	1,185.1	1,253.4
Other current liabilities	35.9	42.1
Current liabilities held for sale	1.7	—
Total current liabilities	2,140.5	2,503.9
Long-term financing obligations	1,916.5	1,392.3
Other long-term liabilities	297.1	297.9
Total liabilities	$4,354.1	$4,194.1
Deferred compensation	4.3	4.5
Equity:
Total shareholders’ equity	836.5	1,185.1
Noncontrolling interest	4.5	4.3
Total equity	841.0	1,189.4
Total liabilities and equity	$5,199.4	$5,388.0

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Second Quarter 2026 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Six months ended June 30,
	2026	2025
Operating Activities:
Net income (loss)	$59.4	$(145.8)
Adjustments to reconcile net income (loss) to net cash (used for) provided by operating activities:
Depreciation and amortization	128.5	146.3
Noncash compensation	34.9	32.8
Noncash income from financial services	(19.2)	(22.6)
Deferred income taxes	(5.1)	(20.2)
Impairment charges	—	102.0
Loss on disposal groups	29.1	—
Other, net	2.6	(1.8)
Changes in operating assets and liabilities:
Trade receivables	(53.6)	(20.3)
Inventories	(169.8)	75.8
Accounts payable	97.5	202.2
Accrued expenses	(171.2)	(17.7)
Income taxes payable/receivable	(27.4)	(18.3)
Prepaid expenses and other, net	4.3	91.1
Net cash (used for) provided by operating activities	(90.0)	403.5
Investing Activities:
Purchase of property and equipment, net	(73.8)	(76.1)
Distributions from finance affiliate, net	20.1	16.4
Investments in other affiliates	(20.0)	—
Sale of business	(79.3)	—
Net cash used for investing activities	(153.0)	(59.7)
Financing Activities:
Borrowings (repayments) under revolving loan facility, net	424.9	112.7
Repayments under financing obligations	(13.4)	(366.2)
Repurchase and retirement of common shares	(9.3)	(2.4)
Cash dividends to shareholders	(77.6)	(75.1)
Cash dividend to noncontrolling interest	(0.4)	(0.2)
Proceeds from stock issuances under employee plans	3.6	2.3
Net cash provided by (used for) financing activities	327.8	(328.9)
Impact of currency exchange rates on cash balances	(2.8)	22.0

Net increase in cash, cash equivalents and restricted cash	82.0	36.9
Cash, cash equivalents and restricted cash at beginning of period	236.3	303.0
Cash, cash equivalents and restricted cash at end of period	$318.3	$339.9

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$302.1	$324.3
Other long-term assets	16.2	15.6
Total	$318.3	$339.9

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Second Quarter 2026 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Sales	2,022.8	1,852.7	3,681.5	3,388.5
Product wind downs (2)	—	(4.8)	—	(4.3)
Adjusted sales	2,022.8	1,847.9	3,681.5	3,384.2

Gross profit	478.3	359.2	813.1	604.2
Restructuring (1)	5.9	—	11.4	1.8
Product wind downs (2)	—	0.6	—	9.2
Adjusted gross profit	484.2	359.8	824.5	615.2

Gross profit margin	23.6%	19.4%	22.1%	17.8%
Adjusted gross profit margin	23.9%	19.5%	22.4%	18.2%

Income (loss) before income taxes	133.4	(92.6)	75.7	(163.7)
Restructuring (1)	7.5	1.5	16.7	5.5
Product wind downs (2)	—	0.4	—	9.3
Intangible amortization (3)	4.4	4.4	8.8	8.8
Class action litigation expenses (5)	2.0	1.6	3.4	5.0
Impairment charges (6)	—	102.0	2.2	102.0
Distressed supplier support payments (7)	—	—	22.5	—
(Gain) loss on disposal groups (8)	(2.5)	—	29.1	—
Adjusted income (loss) before income taxes	144.8	17.3	158.4	(33.1)

Net income (loss) attributable to Polaris Inc.	106.4	(79.3)	59.0	(146.1)
Restructuring (1)	5.6	1.2	12.7	4.1
Product wind downs (2)	—	0.3	—	7.1
Intangible amortization (3)	3.3	3.3	6.7	6.7
Class action litigation expenses (5)	1.6	1.2	2.6	3.8
Impairment charges (6)	—	96.2	2.2	96.2
Distressed supplier support payments (7)	—	—	17.1	—
(Gain) loss on disposal groups (8)	(1.9)	—	22.2	—
Adjusted net income (loss) attributable to Polaris Inc.(9)	115.0	22.9	122.5	(28.2)

Diluted EPS attributable to Polaris Inc.	$1.82	$(1.39)	$1.01	$(2.57)
Restructuring (1)	0.10	0.02	0.21	0.07
Product wind downs (2)	—	0.01	—	0.13
Intangible amortization (3)	0.06	0.06	0.12	0.12
Class action litigation expenses (5)	0.03	0.02	0.04	0.07
Impairment charges (6)	—	1.68	0.04	1.69
Distressed supplier support payments (7)	—	—	0.30	—
(Gain) loss on disposal groups (8)	(0.04)	—	0.38	—
Adjusted EPS attributable to Polaris Inc. (9)	$1.97	$0.40	$2.10	$(0.49)

Adjusted sales	$2,022.8	$1,847.9	$3,681.5	$3,384.2

Net income (loss)	$106.6	$(79.1)	$59.4	$(145.8)
Provision (benefit) for income taxes	26.8	(13.5)	16.3	(17.9)
Interest expense	33.7	33.2	64.1	67.3
Depreciation	60.7	66.9	119.3	134.3
Intangible amortization (4)	4.6	6.0	9.2	12.0
Restructuring (1)	7.5	1.5	16.7	5.5

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Second Quarter 2026 Earnings Results

Product wind downs (2)	—	0.4	—	9.3
Class action litigation expenses (5)	2.0	1.6	3.4	5.0
Impairment charges (6)	—	102.0	2.2	102.0
Distressed supplier support payments (7)	—	—	22.5	—
(Gain) loss on disposal groups (8)	(2.5)	—	29.1	—
Adjusted EBITDA	$239.4	$119.0	$342.2	$171.7
Adjusted EBITDA Margin	11.8%	6.4%	9.3%	5.1%

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments related to product wind downs
(3) Represents amortization expense for intangible assets acquired through business combinations
(4) Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(5) Represents adjustments for certain class action litigation-related expenses
(6) Represents goodwill and strategic investment impairment charges
(7) Represents charges attributable to payments made in support of a distressed supplier
(8) Represents the loss associated with the separation of the Company's Indian Motorcycle business, as well as impairment and other charges related to certain other assets sold or classified as held for sale
(9) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2026 and 2025, except for non-deductible items

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Second Quarter 2026 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Six months ended June 30,
	2026	2025

Net cash (used for) provided by operating activities	$(90.0)	$403.5
Purchase of property and equipment, net	(73.8)	(76.1)
Distributions from finance affiliate, net	20.1	16.4
Adjusted free cash flow	$(143.7)	$343.8

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
SEGMENT GROSS PROFIT	2026	2025	2026	2025
Polaris Powersports segment gross profit	$429.8	$301.2	$725.8	$507.5
Restructuring (1)	2.7	—	7.8	1.8
Adjusted Polaris Powersports segment gross profit	432.5	301.2	733.6	509.3

Marine segment gross profit	31.1	26.6	47.4	40.9
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	31.1	26.6	47.4	40.9

Aixam & Goupil segment gross profit	24.6	21.4	43.7	37.1
No adjustment	—	—	—	—
Adjusted Aixam & Goupil segment gross profit	24.6	21.4	43.7	37.1

Corporate gross profit	(7.2)	10.0	(3.8)	18.7
Restructuring (1)	3.2	—	3.6	—
Product wind downs (2)	—	0.6	—	9.2
Adjusted Corporate gross profit	(4.0)	10.6	(0.2)	27.9

Total gross profit	478.3	359.2	813.1	604.2
Restructuring (1)	5.9	—	11.4	1.8
Product wind downs (2)	—	0.6	—	9.2
Adjusted total gross profit	$484.2	$359.8	$824.5	$615.2

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments related to product wind downs

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 9

Second Quarter 2026 Earnings Results

NON-GAAP ADJUSTMENTS
Second Quarter 2026 Results

Restructuring Costs
The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business. For the second quarter of 2026, Polaris recorded costs totaling $7.5 million, which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income (loss) metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the second quarter of 2026, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

(Gain) Loss on Disposal Groups
For the second quarter of 2026, Polaris recorded net adjustments of $2.5 million related to the separation of its Indian Motorcycle business and impairment and other charges related to certain other assets sold or classified as held for sale. These adjustments were included as non-GAAP adjustments.

Additional Adjustments
For the second quarter of 2026, the Company recorded $2.0 million of class action litigation-related expenses. These expenses were included as a non-GAAP adjustment.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 10